Exhibit 99.1

November 24, 2014

PerkinElmer Enters into Definitive Agreement to Acquire

Perten Instruments

•	Broadens Analytical Instruments Portfolio for Food and Agricultural Markets

•	Strengthens Food Quality Analysis Capabilities

•	Expands Global Footprint for Environmental Health Offerings

WALTHAM, Mass. (USA) – November 24, 2014 – PerkinElmer, Inc., (NYSE: PKI), a global leader focused on improving the health and safety of people and the environment, today announced that it has entered into a definitive agreement to acquire Perten Instruments Group AB. Based in Stockholm, Sweden, Perten is a leading global supplier of advanced analytical instruments for quality control of food, grain, flour and feed. The acquisition is expected to significantly expand PerkinElmer’s presence in the rapidly growing area of food testing.

“The combination of Perten’s unique capabilities with PerkinElmer’s portfolio of innovative analytical instruments will enable us to further penetrate the multi-billion dollar global food testing market, including longer-term opportunities in higher growth regions such as China,” said Jon DiVincenzo, President, Environmental Health, PerkinElmer. “PerkinElmer will now be firmly positioned to help customers address rigorous regulations for food quality control, import/export product testing, and the need to preserve the integrity of global supply chains.”

By adding Perten’s analysis platforms, along with its leading food quality calibration database, PerkinElmer will build upon its broad offerings for food safety and quality testing throughout the development and manufacturing processes. PerkinElmer’s comprehensive solution will include detection capabilities, materials characterization and deterrent tools for chemicals, toxins and nutrients, along with analytics and data management.

The net purchase price of the transaction is approximately $266 million and is subject to customary closing conditions. The transaction is currently anticipated to close in December 2014. With annual revenues of approximately $65 million, Perten is expected to have a minimal impact on PerkinElmer’s 2014 non-GAAP earnings per share results. The Company currently expects the transaction to be approximately $0.04 accretive to its 2015 non-GAAP EPS results, however the Company will formally communicate its 2015 financial guidance in January 2015.

About PerkinElmer, Inc.

PerkinElmer, Inc. is a global leader focused on improving the health and safety of people and the environment. The Company reported revenue of approximately $2.2 billion in 2013, has about 7,600 employees serving customers in more than 150 countries, and is a component of the S&P 500 Index. Additional information is available through 1-877-PKI-NYSE, or at www.perkinelmer.com.

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Contacts:

Investor Relations:	Media:
Tommy J. Thomas	Brian Willinsky
781-663-5889	781-663-5728
tommy.thomas@perkinelmer.com	brian.willinsky@perkinelmer.com

Factors Affecting Future Performance

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities and divestitures. Words such as “believes,” “intends,” “anticipates,” “plans,” “expects,” “projects,” “forecasts,” “will” and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management’s current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) fluctuations in the global economic and political environments; (3) our failure to introduce new products in a timely manner; (4) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable, or successfully divest businesses; (5) our failure to adequately protect our intellectual property; (6) the loss of any of our licenses or licensed rights; (7) our ability to compete effectively; (8) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (9) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (10) disruptions in the supply of raw materials and supplies; (11) the manufacture and sale of products exposing us to product liability claims; (12) our failure to maintain compliance with applicable government regulations; (13) regulatory changes; (14) our failure to comply with healthcare industry regulations; (15) economic, political and other risks associated with foreign operations; (16) our ability to retain key personnel; (17) significant disruption in our information technology systems; (18) our ability to obtain future financing; (19) restrictions in our credit agreements; (20) our ability to realize the full value of our intangible assets; (21) significant fluctuations in our stock price; (22) reduction or elimination of dividends on our common stock; and (23) other factors which we describe under the caption “Risk Factors” in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.